Exhibit 99.2
EXPLANATORY NOTE: KBS Growth & Income REIT, Inc. (“KBS Growth & Income,” the “Company” or “we”, as applicable) has created a video of its May 26, 2022 Portfolio Update Webinar for stockholders. Below is a transcript of the video.
The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Growth & Income’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Quarterly Report”).
For a full description of the limitations, methodologies and assumptions used to value KBS Growth & Income’s assets and liabilities in connection with the calculation of KBS Growth & Income’s estimated value per share, see the Current Report on Form 8-K, filed with the SEC contemporaneously herewith (the “Valuation 8-K”).
IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The board of directors and a special committee composed of all of the independent directors of the Company has undertaken a review of various strategic alternatives available to the Company and expects to approve the sale of all of the Company’s assets and the dissolution of the Company pursuant to the terms of a plan of complete liquidation and dissolution (a “Plan of Liquidation”). Once approved by the board of directors, a Plan of Liquidation will be submitted to our stockholders for approval. Although the Company is actively developing a Plan of Liquidation, there can be no assurance of the ultimate timing of the Company’s liquidation.
Once developed and approved by the board of directors, a Plan of Liquidation and certain other proposals to be voted on will be submitted to the stockholders for their consideration at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with a Plan of Liquidation, the Company will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the Company’s stockholders and will contain information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to the plan of liquidation referenced in the attached presentation. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company.
STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION.
When available, stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (which also will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
PARTICIPANTS IN THIS SOLICITATION
The Company, its directors and executive officers, KBS Capital Advisors, LLC (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the Company, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the Company’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Forward-Looking Statements
Certain statements contained herein may be deemed forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants, will depend on future developments, which remain uncertain and cannot be predicted with confidence, including among other developments, potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations. In addition, the timing in which the Company may be able to implement a liquidation strategy will be affected.
The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through March 31, 2022 have been funded in part with cash flow from operating activities, from the proceeds from the sale of real estate and in part with debt financing, including advances from the Company’s advisor. In addition, distributions have been funded with cash resulting from the advisor’s waiver and deferral of its asset management fee. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, are the respective party’s best estimates as of September 30, 2021, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share. The estimated value per share does not take into account developments in our portfolio or the markets since September 30, 2021, including the uncertainty as a result of the COVID-19 pandemic, changes in global and national economic and market conditions and the local economic conditions where our properties are located, increasing interest rates and inflation, all of which may negatively impact the value of the Company’s investments.
The Company is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders. Although board of directors expects to approve the sale of all of the Company’s assets and its dissolution pursuant to a plan of liquidation and submit such plan to the stockholders for approval, the Company can give no assurance that the board of directors and/or its stockholders will approve a plan of liquidation, or if approved, that the Company will be able to successfully implement a plan of liquidation and sell its assets, pay its debts and distribute the net proceeds from liquidation to the stockholders as it intends. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of a plan of liquidation, if approved by the board of directors and/or stockholders, may be materially and adversely impacted.
These statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2022.

Transcript of video by Mike Zapata, Chief Operating Officer of KBS Capital Markets Group; Marc DeLuca, Chief Executive Officer and Eastern Regional President of KBS Capital Advisors; Jeff Waldvogel, Chief Financial Officer of KBS Capital Advisors; Gio Cordoves, Western Regional President of KBS Capital Advisors; and Charles J. Schreiber, Jr., President and Chairman of KBS Growth & Income.

Mike Zapata:
Hello and thank you to all stockholders and financial representatives participating in today’s webcast presentation. Today, I’m joined by KBS’s President and Chairman, Chuck Schreiber, our Chief Executive Officer and Eastern Regional President, Marc DeLuca, our Chief Financial Officer, Jeff Waldvogel, as well as our Western Regional President, Gio Cordoves. As mentioned, a copy of this presentation is available for download on the webcast console and will also be available along with the webcast replay within two business days on the KBS Capital Markets Group website and on webcast.kbs.com. We encourage you to review the important disclosures found on slides two, three, and four of this presentation. During this presentation, our executive team will provide an overview and an update of the fund and the portfolio, including a property update, as well as an update on the strategic alternatives for the fund. We will conclude by addressing some of the written questions. I will now hand over this presentation to Mr. DeLuca.

Marc DeLuca
Thanks Mike, I would like to begin with slide six. The portfolio consists of four assets consisting of approximately 600,000 square feet, with a weighted average lease term of 3.5 years, and currently has an economic and leased occupancies of 77.5%. You can see these percentages are broken down further by asset on the bar graph below. On the right side of the slide is the geographic diversity of the portfolio based on the assets’ square footages. Lastly the bar graph depicts the expiration schedule for the portfolio from today on. As one can see, the largest year is 2024, which is related to AECOM, which my colleague Gio will discuss further in a few slides. Slide seven discusses the debt and maturity dates. As you can see, we have two maturities upcoming, and we are currently in negotiations to extend those, and we’ll be able to provide additional details on that next quarter. Now, I’ll turn it over to Gio to provide some additional insights on G&I assets.

Gio Cordoves:
Thank you Marc. First, some updates at the Offices at Greenhouse, which is located in Houston, Texas. I previously noted in an earlier presentation we were able to extend the property’s second largest tenant, J. Connor Consulting, out to 2031. More recently in January, we were able to complete a direct lease with SPB Hospitality for 42,000 feet. They are currently a subtenant at AECOM expiring at the end of 2024, so this direct lease commences immediately thereafter and extends all the way through 2030. As Marc had touched on AECOM’s end of 2024 lease expiration, SPB’s lease now speaks for a considerable portion of that AECOM space and reduces our overall exposure to the AECOM lease expiration down from 67% of this property all the way down to 46%. Between the SPB lease and the previous J. Connor’s early extension, those two deals provide meaningful stability to nearly 40% of this property and, as a result, making it a much more attractive investment offering to potential buyers in the future. Moving on to the Commonwealth Building in Portland, Oregon. Portland, unfortunately, continues to suffer through the social unrest that has damaged the city above and beyond the impacts of the ongoing pandemic. As previously reported, our occupancy has dropped from at one point well into the 90% range down to 52% today. Tenants have been leaving the CBD when leases are expiring either to pursue remote working strategies, or in many cases signing leases in the suburban markets where employee safety isn’t a major concern as it is, unfortunately, in the downtown market. We continue to pursue lease renewals where possible, including early discussions with tenants expiring in 2023, though the general sentiment around the downtown Portland experience remains negative. At this point I’ll pass it back to Chuck for an update on strategic alternatives.

Chuck Schreiber:
Thank you Gio. The board of directors formed a special committee to review the various alternatives available to the Company. The special committee expects to approve a plan to sell all of the Company’s assets. Once approved by the board, a plan of liquidation will be submitted to our shareholders for approval. The Company’s advisor has been working to develop that plan of liquidation. We’ve had significant headwinds beginning with the continued civil unrest in Portland, which affects our largest asset. The impact of Covid and rise of interest rates are also having a challenging impact. Those factors have been factored into the liquidation plan. Please watch for the plan of liquidation and request for approval. I will let Mike Zapata conclude our prepared comments.

Mike Zapata:	Thank you Chuck, this concludes our presentation, we will now address questions made by our attendees.

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